                                                                    EXHIBIT 3.19

                                                   FILING FEE:  $75.OO
                                                   BY:  MCDONALD, CABANO, WILSON
                                                        P.O. BOX 2670
                                                        RENO, NEVADA 89505


                             CERTIFICATE OF AMENDED
                             ----------------------
                             AND RESTATED ARTICLES
                             ---------------------
                              OF INCORPORATION FOR
                              --------------------
                                 BOOMTOWN, INC.
                                 --------------
                              a Nevada Corporation
                              --------------------

     RICHARD N. SCOTT and ROBERT H. MOORE certify that:

     1. They are the president and secretary, respectively, of BOOMTOWN, INC., a Nevada Corporation (the "Corporation").

     2.   Capital has been contributed to the Corporation.

     3. Pursuant to Nevada Revised Statutes (S)(S)(S) 78.385, 78.390, 78.395 and 78.403, the amended and restated articles of incorporation of the Corporation set forth immediately below have been duly approved by the required vote of shareholders of the Corporation and are set forth as follows:

     FIRST:    The name of the corporation is BOOMTOWN, INC., a Nevada
     -----
corporation.

     SECOND:   The address and location of the principal office of the
     ------
Corporation in the State of Nevada is Interstate 80 and Garson Road, Verdi, Washoe County, Nevada. (Amended July 10, 1987)

     THIRD:    The purposes for which the Corporation is organized are as
     -----
follows:
          (a) to conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America; and

          (b) to engage in any lawful activity.  (Amended December 31, 1969)

     FOURTH:   The aggregate number of shares that the Corporation shall have
     ------
authority to issue is Three Hundred

Thousand (300,000) shares of common stock with a par value of One Dollar ($1.00) per share (herein referred to as "Common Stock").

     Any and all shares of stock in this Corporation shall be paid in as the Board of Directors may designate and as provided by law, in cash, real or personal property, services, leases, options to purchase, or any other valuable right or thing for the uses or purposes of the Corporation, and all shares of stock when issued in exchange therefor, shall thereupon and thereby become and be fully paid the same as though paid for in cash and shall be nonassessable forever, and shall not be subject to pay the debt of the Corporation. The judgment of the Directors as to the value of any property, right or thing, acquired in purchase or exchange will be conclusive.

     The Corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

     No stock or securities issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

     If the Commission at any time determines that a holder of stock or other securities of this Corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the Commission to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of the securities. (Amended July 10, 1987)

     FIFTH:    Members of the Governing Board shall be known as "Directors" and
     -----
the number thereof shall be not less than three (3) nor more than ten (10), the exact number to be fixed by the By-Laws of the Corporation, provided that the number so fixed by the By-Laws may be increased or decreased from time to time.

     The names and addresses of the present Board of Directors who are to serve as Directors until the successors have been elected are as follows:

     ROBERT A. CASHELL        4150 Basque Lane
                              Reno, Nevada

     NANCY P. CASHELL         4150 Basque Lane
                              Reno, Nevada

     ROBERT H. MOORE          P.O. Box 1848
                              Reno, Nevada

     RICHARD N. SCOTT         1190 Williams Avenue
                              Reno, Nevada

     FRANK GIANOPULUS         1525 Webster Way
                              Reno, Nevada

     JAMES MIDDAUGH           P.O. Box 251
                              Verdi, Nevada

     LARRY TILLER             8505 Lone Tree Lane
                              Reno, Nevada

(Amended July 10, 1987)

     SIXTH:    The names and post office addresses of each of
     -----

the incorporators are as follows:

     ROBERT A. CASHELL        4150 Basque Lane
                              Reno, Nevada

     ROBERT H. MOORE          P.O. Box 1848
                              Reno, Nevada

     RICHARD R. KEARNEY       1200 Grand View Avenue
                              Reno, Nevada

     ROBERT L. McDONALD       60 Court Street
                              Reno, Nevada

     DONALD L. CARANO         60 Court Street
                              Reno, Nevada
     SEVENTH:  The Corporation is to have perpetual existence.  (Amended July
     -------
10, 1987)

     EIGHTH:   In furtherance and not in limitation of the rights, powers,
     ------
privileges and discretionary authority granted or conferred by the Private Corporations Law of the State of Nevada or other statutes or laws of the State of Nevada, the Board of Directors is expressly authorized:

     A.   To make, amend, alter or repeal the Bylaws of the Corporation;

     B. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

     C. To set apart out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to reduce any such reserve in the manner in which it was created;

     D. To adopt from time to time Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the fullest extent permitted by the Private Corporations Law of the State of Nevada; and

     E. To fix and determine designations, preferences, privileges, rights and powers and relative, participating, optional or other special rights, qualifications, limitations or restrictions on the capital stock of the Corporation as provided by Nevada Revised Statutes (S) 78.195, unless otherwise provided herein. (Amended July 10, 1987)

     NINTH:    A resolution in writing, signed by all of the members of the
     -----
Board of Directors, shall be and constitute action by the Board of Directors to the effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting, and it shall be the duty of the secretary to record every such resolution in the minute book under its proper date. (Amended July 10, 1987)

     TENTH:    Subject to the provisions of the Private Corporations Law of the
     -----
State of Nevada, no director,
officer, or stockholder of the Corporation shall be liable individually or personally to the Corporation for damages resulting from a breach of fiduciary duty as a director or officer except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (ii) the payment of dividends in violation of Nevada Revised Statutes (S) 78.300.

     Neither the amendment or repeal of this Article TENTH, nor the adoption of any provision of the Articles of Incorporation or Bylaws or of any statute inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision. (Amended July 10,
1987)

     ELEVENTH: The initial resident agent of the Corporation in the State of
     --------
Nevada is:

     Robert H. Moore
     Interstate 80 and Garson Road
     Verdi, Nevada 89439

(Amended July 10, 1987)

     IN WITNESS WHEREOF, we have hereunto set our hands and executed these Amended Articles of Incorporation this ___ day of _______________, ____.


                         _____________________________
                         Richard N. Scott,
                         President



                         _____________________________
                         Robert H. Moore,
                         Secretary

STATE OF NEVADA     )
                    )  SS.
COUNTY OF WASHOE    )

     On this ____ day of _______________, 19___, personally appeared before the undersigned, a Notary Public in and for the County of Washoe, State of Nevada, Richard N. Scott and Robert H. Moore, known to me to be the persons described in and who executed the foregoing instrument freely and voluntarily and for the uses and purposes mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                         _____________________________
                         NOTARY PUBLIC

                                                INVOICE #29025 DF EXPEDITE #E028
                                                CT CORPORATION SYSTEM
                                                ATTN: BARBARA CANNIZZO
                                                49 STEVENSON ST. STE. 900
                                                SAN FRANCISCO, CA 94105

                          CERTIFICATE OF AMENDMENT OF
                         ARTICLES OF INCORPORATION OF
                                BOOMTOWN, INC.


          Richard N. Scott and Leo W. Sumrall certify that:

     1. They are the President and Secretary respectively, of BOOMTOWN, INC., a Nevada Corporation (the "Corporation").

     2. Pursuant to Nevada Revised Statutes SS 78.388 and 78,390, the amendment to the Articles of Incorporation of the Corporation set forth immediately below has been duly approved by the written consent of the sole stockholder of the Corporation and is as follows:

     Article FIRST is amended to read in its entirety as follows:

     "FIRST:  The name of the Corporation is Boomtown Hotel and Casino, Inc."
      -----

     IN WITNESS WHEREOF, we have hereunto set our hands and executed this Certificate.

Dated: ________________

                                           ---------------------------
                                           Richard N. Scott, President


                                           ---------------------------
                                           Leo W. Sumrall, Secretary

STATE OF NEVADA        )
                       )    SS.
COUNTY OF SANTA CLARA  )

     On ______________, 19__, personally appeared before me, a Notary Public, Richard N. Scott and Leo W. Sumrall, who acknowledged that they executed the above instrument.

                                           ---------------------------
                                           NOTARY PUBLIC

                              ARTICLES OF MERGER

                                      OF

                         BOOMTOWN WATER COMPANY, INC.

                                     INTO

                         BOOMTOWN HOTEL & CASINO, INC.


      FIRST:   Boomtown Hotel & Casino, Inc. (hereinafter referred to as the
"Parent Corporation"), a corporation of the State of Nevada, owns all of the outstanding shares of each class of Boomtown Water Company, Inc. (hereinafter referred to as the "Subsidiary Corporation") a corporation of the State of Nevada.

      SECOND: A plan of merger was adopted by the Board of Directors of the Parent Corporation whereby the Subsidiary Corporation is to be merged into the Parent Corporation.

      THIRD: Approval of the stockholders of either the Parent or Subsidiary Corporation was not required.

      FOURTH: The complete executed plan of merger is on file at the place of business of the Parent Corporation located at the intersection of Interstate 80 and Boomtown Garson Road, Verdi, Nevada 89439, and a copy of the plan will be furnished by the Parent Corporation, on request and without cost, to any stockholder or any corporation which is a party to this merger.

      FIFTH: The Articles of Incorporation of the Parent Corporation in effect immediately prior to the filing of these Articles of Merger shall continue in full force and effect as the Articles of Incorporation of the Parent Corporation until duly amended in accordance with the provisions thereof and applicable law.

                                     BOOMTOWN HOTEL & CASINO, INC.

                                     By:
                                         -------------------------------------
                                              Richard N. Scott, President


                                     By:
                                         ------------------------------------
                                             Leo W. Sumrall, Assistant
                                             Secretary

State of Nevada      )
                     )     ss.
County of Washoe     )

     On ___________________________ , personally appeared before me, a Notary Public _________________________________________ who acknowledged that they
(Names of persons appearing and signing document)

executed the above instrument.



                                       __________________________________
                                              Signature of Notary

ARTICLES OF MERGER

MERGING

BOOMTOWN WATER COMPANY, INC.        2244-86
(NV)

INTO

BOOMTOWN HOTEL & CASINO, INC.       697-67 SURVIVOR
(NV)

FILED BY:
MCDONALD, CARANO, WILSON ETAL
P.O. BOX 2670
RENO, NV 89505

RETURN VIA: RENO/CARSON

FILE NO: 697-67 SURVIVOR

FILE DATE: 11/5/93

FILING FEE: $75.OO TS                REC. #C97209
                                     Exp. #51038

                                     -3-